EXHIBIT 99.1

21700 Barton Road	Contact:
P.O. Box 150 Colton, California 92324	Phil Smith Stater Bros. Holdings Inc. (909) 783-5287

PRESS RELEASE

For Immediate Release

Friday, April 27, 2007

STATER BROS. REPORTS FLOATING RATE SENIOR NOTES DUE 2010 TO BE REDEEMED ON JUNE 18, 2007

COLTON, California (April 27, 2007)—Stater Bros. Holdings Inc. (the “Company”) announced today that it has advised The Bank of New York Trust Company, N.A. (the “Trustee”), as trustee under the indenture governing its Floating Rate Senior Notes due 2010, CUSIP No. 857555AL0 (the “Notes”), that the Company has elected to redeem all $175.0 million in aggregate principal amount of the Notes. The Company also requested that the Trustee mail a Notice of Redemption to each holder of the Notes.

The Notes will be redeemed on June 18, 2007 (the “Redemption Date”) at a price equal to 101% per $1,000 principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date.

Forward Looking Statements

This press release contains statements regarding beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Factors that could cause results to differ are described in filings made from time to time by Stater Bros. with the Securities and Exchange Commission. Stater Bros. takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.